Exhibit 99.1

CHIEF EXECUTIVE OFFICER CERTIFICATION
PURSUANT TO 18 U.S.C. SECTION 1350
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

R. Jack DeCrane, as Chief Executive Officer of DeCrane Aircraft Holdings, Inc., a Delaware corporation (the “Company”), hereby certifies that:

(1)                      The Company’s periodic report on Form 10-Q for the period ended March 31, 2003 (the “Form 10-Q”) fully complies with the requirements of Section 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)                      The information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of the Company.

May 20, 2003	By:	/s/ R. Jack DeCrane
	Name:	R. Jack DeCrane
	Title:	Chief Executive Officer

A signed original of this written statement required by Section 906 has been provided to DeCrane Aircraft Holdings, Inc. and will be retained by DeCrane Aircraft Holdings, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

This certification is being submitted to the Securities and Exchange Commission solely for the purpose of complying with Section 1350 of Chapter 63 of Title 18 of the United States Code.  This certification shall not to be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section.  This certification does not constitute a part of Registrant’s Quarterly Report on Form 10-Q accompanying this certification and to which it is an exhibit.